Exhibit 99.1

                 7315 Wisconsin Avenue, Suite 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

Pebblebrook Hotel Trust Reports 2014 Results
SAME-PROPERTY REVPAR INCREASED 9.2 PERCENT; ADJUSTED EBITA ROSE 31.4 PERCENT; ADJUSTED FFO PER DILUTED SHARE CLIMBED 33.3 PERCENT

BETHESDA, MD, FEBRUARY 17, 2015 -- Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today reported results for the fourth quarter and year ended December 31, 2014 and announced it expects to increase its quarterly dividend on its common shares 34.8 percent over the Company's current quarterly common dividend. The Company’s results include the following:

	Fourth Quarter		Full Year
	2014	2013	2014	2013

	($ in millions except per share and RevPAR data)

Net income (loss) to common shareholders	$9.5	$4.8	$47.8	$20.0
Net income (loss) per diluted share	$0.13	$0.08	$0.71	$0.32

Same-Property RevPAR(1)	$193.42	$180.10	$199.98	$183.16
Same-Property RevPAR growth rate	7.4%		9.2%

Same-Property EBITDA(1)	$57.3	$50.4	$219.4	$188.5
Same-Property EBITDA growth rate	13.6%		16.4%
Same-Property EBITDA Margin(1)	31.7%	29.2%	31.9%	29.2%

Adjusted EBITDA(1)	$50.9	$40.9	$197.3	$150.1
Adjusted EBITDA growth rate	24.7%		31.4%

Adjusted FFO (1)	$32.6	$24.6	$130.1	$91.3
Adjusted FFO per diluted share(1)	$0.46	$0.39	$1.96	$1.47
Adjusted FFO per diluted share growth rate	17.9%		33.3%

(1) See tables later in this press release for a description of same-property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property Revenue Per Available Room (“RevPAR”), Average Daily Rate (“ADR”), Occupancy, Revenues, Expenses, EBITDA and EBITDA Margins appearing in the table above and elsewhere in this press release, refer to the Same-Property Inclusion Reference Table later in this press release.

“We’re thrilled with our portfolio’s strong overall performance in 2014,” said Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “The hotel industry experienced another record-setting year, as industry demand accelerated throughout 2014, significantly outpacing supply growth. Our hotels especially benefitted from the continuous robust growth in business transient, leisure, group and international inbound travel. Our strategy of owning high quality hotels in high-barrier-to-entry, major gateway cities has enabled us to take advantage of these positive fundamentals and to outperform the overall industry’s RevPAR growth for the fourth straight year - this year by almost 100 bps. Furthermore, we were very active in the acquisition market, acquiring six high-quality hotels, while also completing several notable repositioning and capital reinvestment projects that should benefit our portfolio in 2015 and beyond. Overall, our performance during 2014 well exceeded our expectations as Adjusted EBITDA grew 31.4 percent, Adjusted FFO per share climbed 33.3 percent and we increased our common dividend in 2014 by 44 percent.”

2014 Highlights

▪
Same-Property RevPAR: Same-Property RevPAR for the year increased 9.2 percent over the same period of 2013 to $199.98. Same-Property ADR grew 7.4 percent from the comparable period of 2013 to $235.33. Same-Property Occupancy increased 1.6 percent to a robust 85.0 percent.

▪
Same-Property EBITDA: The Company’s hotels generated $219.4 million of Same-Property EBITDA for the year ended December 31, 2014, climbing 16.4 percent from the same period of 2013. Same-Property Revenues increased 6.8 percent, while Same-Property Expenses rose just 2.9 percent. As a result, Same-Property EBITDA Margin grew to 31.9 percent for the year ended December 31, 2014, representing an improvement of 262 basis points as compared to the same period last year.

▪	Same-Property EBITDA per room: The Company’s Same-Property EBITDA per room for the year ended December 31, 2014 increased 16.3 percent to $32,704 from the comparable period of 2013.

▪	Adjusted EBITDA: The Company’s Adjusted EBITDA for 2014 rose to $197.3 million, a gain of 31.4 percent versus $150.1 million in 2013.

▪	Adjusted FFO: The Company’s Adjusted FFO for 2014 climbed 42.6 percent to $130.1 million, compared with $91.3 million for the prior year.

▪
Dividends: During 2014, the Company declared dividends of $0.92 per share on its common shares, $1.96875 per share on its 7.875% Series A Cumulative Redeemable Preferred Shares, $2.00 per share on its 8.0% Series B Cumulative Redeemable Preferred Shares and $1.625 per share on its 6.50% Series C Cumulative Redeemable Preferred Shares.

Based on the Company’s 2015 outlook and the continued improvement in the operating performance of the Company’s hotels, Pebblebrook expects to increase its quarterly dividend on its common shares to $0.31 per share, or $1.24 on an annualized basis, commencing with the dividend for the first quarter of 2015. This proposed increase represents a 34.8 percent increase over the Company’s current quarterly common dividend of $0.23 per share.

“The hotel industry’s fundamentals continued to strengthen in 2014, as demand growth accelerated during the year, increasing a very healthy 4.5 percent, the fifth highest year-over-year growth rate since 1987,” added Mr. Bortz. “While demand growth accelerated, supply growth remained very subdued at just

0.9 percent, pushing industry occupancy up to historical highs in most urban markets, allowing for solid rate improvement and leading to hotel industry RevPAR growth of 8.3 percent. Pebblebrook’s Same-Property RevPAR growth of 9.2 percent exceeded the industry’s strong results, as we benefited from our creative capital reinvestment programs as well as our strategy of investing primarily in dynamic, urban markets in major gateway cities, particularly those on the west coast.”

Fourth Quarter Highlights

▪
Same-Property RevPAR: Same-Property RevPAR in the fourth quarter of 2014 increased 7.4 percent over the same period of 2013 to $193.42. Same-Property ADR grew 6.3 percent from the fourth quarter of 2013 to $237.43. Same-Property Occupancy rose 1.0 percent to a very strong 81.5 percent.

▪
Same-Property EBITDA: The Company’s hotels generated $57.3 million of Same-Property EBITDA for the quarter ended December 31, 2014, climbing 13.6 percent compared with the same period of 2013. Same-Property Revenues increased 4.5 percent, while Same-Property Hotel Expenses rose only 0.8 percent. As a result, Same-Property EBITDA Margin grew to 31.7 percent from the fourth quarter of 2013, representing an increase of 254 basis points.

▪	Adjusted EBITDA: The Company’s Adjusted EBITDA rose to $50.9 million from $40.9 million in the prior year period, an increase of $10.1 million, or 24.7 percent.

▪	Adjusted FFO: The Company’s Adjusted FFO climbed 32.6 percent to $32.6 million from $24.6 million in the prior year period.

▪
Dividends: On December 15, 2014, the Company declared a regular quarterly cash dividend of $0.23 per share on its common shares, a regular quarterly cash dividend of $0.4921875 per share on its 7.875% Series A Cumulative Redeemable Preferred Shares, a regular quarterly cash dividend of $0.50 per share on its 8.00% Series B Cumulative Redeemable Preferred Shares and a regular quarterly cash dividend of $0.40625 per share on its 6.50% Series C Cumulative Redeemable Preferred Shares.

Capital Reinvestment and Asset Management

During 2014, the Company made $57.1 million of capital improvements throughout its portfolio, which includes the Company’s 49 percent interest in its six-hotel joint venture with Denihan Hospitality Group (the “Manhattan Collection”). The Company’s capital improvements included $13.3 million at W Los Angeles - Westwood, $7.7 million at Radisson Hotel Fisherman’s Wharf, $5.7 million at Hotel Palomar San Francisco and $4.7 million at Embassy Suites San Diego Bay - Downtown.

In the second quarter of 2014, the Company completed the $6.0 million comprehensive renovation and redevelopment of Hotel Vintage Seattle in downtown Seattle, WA. This complete renovation included the guest rooms, corridors, public areas, meeting space, lobby, entry and exterior, as well as a renaming of the hotel.

In the third quarter of 2014, the Company completed a $5.5 million lobby renovation, corridor and rooms refresh and the addition of five rooms at Hotel Palomar San Francisco. As part of the property’s renovation, the Company also redeveloped the restaurant and bar into a highly successful, bar-centric concept, Dirty Habit.

In the fourth quarter of 2014, the Company commenced multiple comprehensive renovations at a number of its more recently acquired West Coast properties, including the $23.5 million renovation and 39 guest room expansion at W Los Angeles - Westwood, the $32.0 million renovation and repositioning at Radisson Hotel Fisherman’s Wharf, the $10.0 million renovation and repositioning at Hotel Vintage Plaza Portland and the $8.5 million renovation at Embassy Suites San Diego Bay - Downtown.

“The completed capital investment programs at Hotel Vintage Seattle and Hotel Palomar San Francisco, along with the recently commenced repositionings and guest room additions at the W Los Angeles - Westwood,

Radisson Hotel Fisherman’s Wharf, Embassy Suites San Diego Bay - Downtown and Hotel Vintage Plaza Portland, will provide us with additional opportunities to grow market share at each hotel by generating higher room rates and increased RevPAR penetration,” continued Mr. Bortz.

During 2015, the Company has various renovations and repositionings planned at its properties, including the 355-room Radisson Hotel Fisherman’s Wharf, with completion and relaunch as Hotel Zephyr expected in the second quarter of 2015; the Embassy Suites San Diego Bay - Downtown, with completion forecasted later this month; the 117-room Hotel Vintage Plaza Portland, which is now closed and is scheduled to reopen as Hotel Vintage Portland upon completion of its renovation by April; the 258-room W Los Angeles - Westwood, which is adding 39 new guest rooms and undergoing a full property renovation, all of which is expected to be completed in the second quarter of 2015; the 242-room Dumont NYC, which will add 10 new guest rooms, and is expected to be completed in the third quarter of 2015; The Westin Colonnade Coral Gables, with its renovation and repositioning planned to commence in the third quarter of 2015 and be completed in the fourth quarter of 2015; and the Union Station Hotel, Autograph Collection, Hotel Monaco Washington DC, and The Nines, a Luxury Collection Hotel, Portland, all of which are expected to commence rooms renovations late in the fourth quarter, with completions planned in the first quarter of 2016.

In addition to its capital reinvestment programs, the Company continues to implement a comprehensive array of asset management best practices and initiatives throughout its portfolio to enhance hotel revenues and improve operating efficiencies to promote expense controls and strong margin growth. To date, Pebblebrook has identified $26.6 million of annualized best practices and asset management opportunities throughout its portfolio.

“We’re incredibly pleased with the progress we’ve made in implementing our asset management initiatives and best practices across our hotel portfolio and executing on our wide array of renovation, repositioning and capital investment projects,” continued Mr. Bortz. “The implementation of these programs has proved to be an important driver of the strong operational results we’ve achieved over the last several years and will continue to be key to our push to drive outsized growth in 2015 and beyond. We truly appreciate the hard work and support of our hotel management teams, who continue to work collaboratively with our asset management team to find new opportunities to grow revenues, reduce expenses, improve operating efficiencies and increase our cash flow across our hotel portfolio.”

Acquisitions

In 2014, the Company successfully acquired six, urban, high-quality, upper-upscale, full-service hotels with a total of 1,393 guest rooms for a total investment of $626.8 million. All of the Company’s 2014 acquisitions are located in highly desirable, major urban cities.

“We’re thrilled to opportunistically increase our investments in our target markets of San Francisco, Portland, Miami, Los Angeles and Boston, and we’re very excited to enter the high-growth and dynamic market of Nashville with such a unique hotel,” said Mr. Bortz. “We believe these properties offer incredible opportunities for value creation through renovations and repositionings, further implementation of our comprehensive asset management initiatives and best practices, and from the underlying strength of these markets.”

Capital Markets

During 2014, the Company completed numerous attractive capital market transactions to help fund strategic growth and maintain its strong balance sheet. The Company raised $292.6 million in net proceeds through common share offerings and $24.5 million in net proceeds through a preferred share offering, while increasing the size of its credit facility to $600 million.

▪	On September 9, 2014, the Company completed an underwritten public offering of 3,450,000 common shares at a price per share of $38.15, resulting in net proceeds of $131.4 million.

▪
On September 30, 2014, the Company completed an underwritten public offering of 1,000,000 additional shares of its 6.50% Series C Cumulative Redeemable Preferred Shares at a price per share of $25.00, resulting in net proceeds of $24.5 million.

▪
On October 16, 2014, the Company amended and restated its unsecured credit facility. The size of the credit facility was increased to $600 million and is comprised of a $300 million unsecured revolving credit facility and a five-year, $300 million unsecured term loan facility. The pricing on the amended credit facility was significantly reduced; the revolving credit facility now matures in January 2019 with options to extend the maturity date to January 2020; and the term loan facility, with $300 million outstanding, now matures in January 2020 and is subject to a blended rate of 2.93 percent.

▪	On October 30, 2014, the Company completed an underwritten public offering of 3,680,000 of its common shares at a price per share of $39.77, resulting in net proceeds of $146.2 million.

▪	During 2014, the Company issued and sold 400,000 common shares under its ATM offering program at an average price per share of $38.09, for total net proceeds of $15.0 million.

“We’re very pleased with our continued ability to access the capital markets and the strong support from our shareholders and banking partners,” commented Raymond D. Martz, Chief Financial Officer of Pebblebrook Hotel Trust. “With their support, we’ve been able to maintain a strong balance sheet, lower our overall cost of capital and extend our debt maturities, providing us with additional capacity for growth.”

Balance Sheet

As of December 31, 2014, the Company had $840.0 million in consolidated debt and $225.4 million in unconsolidated, non-recourse, secured debt at weighted-average interest rates of 4.1 percent and 3.6 percent, respectively. The Company’s total combined consolidated and unconsolidated debt has a weighted-average interest rate of 4.0 percent. The Company had $300.0 million outstanding in the form of an unsecured term loan and a $50.0 million outstanding balance on its $300.0 million senior unsecured revolving credit facility. As of December 31, 2014, the Company had $69.3 million of consolidated cash, cash equivalents and restricted cash and $16.7 million of unconsolidated cash, cash equivalents and restricted cash. The unconsolidated debt, cash, cash equivalents and restricted cash amounts represent the Company’s 49 percent interest in the Manhattan Collection.

On December 31, 2014, as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 3.0 times and total net debt to trailing 12-month corporate EBITDA was 4.2 times. The Company’s total debt to total gross assets ratio was 32 percent. Excluding its interest in the off-balance sheet Manhattan Collection, the Company’s fixed charge coverage ratio was 3.0 times, net debt to trailing 12-month corporate EBITDA was 3.8 times and total debt to total gross assets ratio was 30 percent.

2015 Outlook

The Company's outlook for 2015, which remains unchanged from its outlook announced in January 2015, incorporates the expected impact of the Company’s various capital investment projects and assumes continued improvement in economic activity, positive business travel trends and other significant assumptions. The Company’s outlook for 2015 is as follows:

	2015 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)
Net income	$54.5	$61.5
Net income per diluted share	$0.75	$0.85

Adjusted EBITDA	$249.5	$256.5
Adjusted EBITDA growth rate	26.5%	30.0%

Adjusted FFO	$173.5	$180.5
Adjusted FFO per diluted share	$2.40	$2.50
Adjusted FFO per diluted share growth rate	22.4%	27.6%

This 2015 outlook is based, in part, on the following estimates and assumptions:

U.S. GDP growth rate	2.5%	3.0%
U.S. Hotel Industry RevPAR growth rate	6.0%	7.0%

Same-Property RevPAR	$211	$213
Same-Property RevPAR growth rate	6.5%	7.5%

Same-Property EBITDA	$274.0	$281.0
Same-Property EBITDA growth rate	8.0%	10.7%
Same-Property EBITDA Margin	32.7%	33.2%
Same-Property EBITDA Margin growth rate	100 bps	150 bps

Corporate cash general and administrative expenses	$17.1	$17.1
Corporate non-cash general and administrative expenses	$9.5	$9.5

Total capital investments related to renovations, capital maintenance and return on investment projects	$80.0	$100.0

Weighted-average fully diluted shares and units	72.4	72.4

“As we look forward to 2015, we expect the U.S. hotel industry will remain strong as U.S. economic growth accelerates and broadens, group and transient business travel increases, and new supply growth remains well below historical averages, which should enable our properties to continue to increase room rates and improve profitability,” noted Mr. Bortz.

The Company’s outlook for the first quarter of 2015 is as follows:

	First Quarter 2015 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Same-Property RevPAR	$171.0	$174.0
Same-Property RevPAR growth rate	1.0%	3.0%

Same-Property EBITDA	$41.7	$43.7
Same-Property EBITDA Margin	24.3%	24.8%
Same-Property EBITDA Margin growth rate	0 bps	50 bps

Adjusted EBITDA	$34.7	$36.7
Adjusted EBITDA growth rate	17.5%	24.2%

Adjusted FFO	$19.2	$21.2
Adjusted FFO per diluted share	$0.27	$0.29
Adjusted FFO per diluted share growth rate	3.8%	11.5%

Weighted-average fully diluted shares and units	72.4	72.4

The Company’s outlook for 2015 and first quarter 2015 reflects the Company’s 49 percent interest in the Manhattan Collection. The Company’s outlook incorporates all expected first quarter renovation disruption, including the disruption associated with the renovations at the Embassy Suites San Diego Bay - Downtown, W Los Angeles - Westwood, Hotel Vintage Plaza Portland and Radisson Hotel Fisherman’s Wharf, as well as renovation disruption and the associated negative impact from renovations later this year at The Nines, a Luxury Collection Hotel, Portland, Hotel Monaco Washington DC, The Westin Colonnade Coral Gables, Prescott Hotel and Union Station Hotel, Autograph Collection.

The Company’s estimates and assumptions, including the Company’s outlook for 2015 and first quarter 2015, for Same-Property RevPAR, Same-Property RevPAR growth rate, Same-Property EBITDA, Same-Property EBITDA Margin and Same-Property EBITDA Margin growth rate include the hotels owned as of December 31, 2014, as if they had been owned by the Company for all of 2014 and 2015, except for Hotel Vintage Plaza Portland, which is not included in the first quarter and the Prescott Hotel, which is not included in the fourth quarter. The Company’s 2015 outlook assumes no additional acquisitions beyond the hotels the Company owned as of December 31, 2014.

Earnings Call

The Company will conduct its quarterly analyst and investor conference call on Wednesday, February 18, 2015 at 9:00 AM EST. To participate in the conference call, please dial (888) 417-8465 approximately ten minutes before the call begins. Additionally, a live webcast of the conference call will be available through the Company’s website. To access the webcast, log on to http://www.pebblebrookhotels.com ten minutes prior to the conference call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of http://www.pebblebrookhotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper-upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 35 hotels, including 29 wholly owned hotels with a total of 6,948 guest rooms and a 49% joint venture interest in six hotels with a total of 1,775 guest rooms. The Company owns, or has an ownership interest in, hotels located in 11 states and the District of Columbia, including: San Francisco, California; Los Angeles, California (Hollywood, Santa Monica, West Hollywood and Westwood); New York, New York; Boston, Massachusetts; San Diego, California; Portland, Oregon; Buckhead, Georgia; Seattle, Washington; Washington, DC; Philadelphia, Pennsylvania; Miami, Florida; Columbia River Gorge, Washington; Nashville, Tennessee; Bethesda, Maryland and Minneapolis, Minnesota. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts of U.S. GDP growth, U.S. hotel industry RevPAR growth, the Company’s net income, FFO, EBITDA, Adjusted FFO, Adjusted EBITDA, RevPAR, EBITDA Margin and EBITDA Margin growth, and the Company’s expenses, share count or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; forecasts of the Company’s future economic performance and its share of future markets; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of February 17, 2015. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###

Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except for per share data)

	December 31, 2014	December 31, 2013

ASSETS
Assets:
Investment in hotel properties, net	$2,343,690	$1,717,611
Investment in joint venture	258,828	260,304
Ground lease asset, net	30,891	19,217
Cash and cash equivalents	52,883	55,136
Restricted cash	16,383	16,482
Hotel receivables (net of allowance for doubtful accounts of $139 and $270, respectively)	21,320	16,850
Deferred financing costs, net	6,246	4,736
Prepaid expenses and other assets	40,243	26,595
Total assets	$2,770,484	$2,116,931

LIABILITIES AND EQUITY

Liabilities:
Senior unsecured revolving credit facility	$50,000	$—
Term loan	300,000	100,000
Mortgage debt (including mortgage loan premium of $4,026 and $5,888, respectively)	493,987	454,247
Accounts payable and accrued expenses	106,828	61,428
Advance deposits	11,583	8,432
Accrued interest	2,382	1,945
Distribution payable	23,293	15,795
Total liabilities	988,073	641,847
Commitments and contingencies
Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $350,000 at December 31, 2014 and $325,000 at December 31, 2013), 100,000,000 shares authorized; 14,000,000 shares issued and outstanding at December 31, 2014 and 13,000,000 shares issued and outstanding at December 31, 2013	140	130
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 71,553,481 issued and outstanding at December 31, 2014 and 63,709,628 issued and outstanding at December 31, 2013	716	637
Additional paid-in capital	1,864,739	1,541,138
Accumulated other comprehensive income (loss)	(341)	1,086
Distributions in excess of retained earnings	(84,163)	(69,652)
Total shareholders’ equity	1,781,091	1,473,339
Non-controlling interests	1,320	1,745
Total equity	1,782,411	1,475,084
Total liabilities and equity	$2,770,484	$2,116,931

Pebblebrook Hotel Trust
Consolidated Statement of Operations
($ in thousands, except for per share data)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
	(Unaudited)
Revenues:
Room	$103,713	$80,999	$410,600	$321,630
Food and beverage	41,672	37,240	148,114	136,531
Other operating	10,549	8,529	40,062	31,056
Total revenues	$155,934	$126,768	$598,776	$489,217

Expenses:
Hotel operating expenses:
Room	$27,149	$21,622	$102,709	$83,390
Food and beverage	28,281	26,064	104,843	100,244
Other direct	3,700	3,693	14,512	14,037
Other indirect	40,972	33,634	151,923	126,527
Total hotel operating expenses	100,102	85,013	373,987	324,198
Depreciation and amortization	18,810	14,823	68,324	55,570
Real estate taxes, personal property taxes, property insurance and ground rent	10,030	8,152	36,878	31,052
General and administrative	7,402	4,328	26,349	17,166
Hotel acquisition costs	977	1,947	1,973	3,376
Total operating expenses	137,321	114,263	507,511	431,362
Operating income (loss)	18,613	12,505	91,265	57,855
Interest income	648	656	2,529	2,620
Interest expense	(7,456)	(6,223)	(27,065)	(23,680)
Equity in earnings (loss) of joint venture	5,595	5,131	10,065	7,623
Income (loss) before income taxes	17,400	12,069	76,794	44,418
Income tax (expense) benefit	(1,310)	(1,089)	(3,251)	(1,226)
Net income (loss)	16,090	10,980	73,543	43,192
Net income (loss) available to non-controlling interests	140	63	677	274
Net income (loss) available to the Company	15,950	10,917	72,866	42,918
Distributions to preferred shareholders	(6,488)	(6,081)	(25,079)	(22,953)
Net income (loss) attributable to common shareholders	$9,462	$4,836	$47,787	$19,965

Net income (loss) per share available to common shareholders, basic	$0.13	$0.08	$0.72	$0.32
Net income (loss) per share available to common shareholders, diluted	$0.13	$0.08	$0.71	$0.32
Weighted-average number of common shares, basic	70,138,092	62,719,628	65,646,712	61,498,389
Weighted-average number of common shares, diluted	70,793,130	63,065,226	66,264,118	61,836,741

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO, EBITDA, Adjusted FFO and Adjusted EBITDA
($ in thousands, except per share data)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Net income (loss)	$16,090	$10,980	$73,543	$43,192
Adjustments:
Depreciation and amortization	18,753	14,779	68,136	55,398
Depreciation and amortization from joint venture	2,304	2,117	9,025	8,892
FFO	$37,147	$27,876	$150,704	$107,482
Distribution to preferred shareholders	$(6,488)	$(6,081)	$(25,079)	$(22,953)
FFO available to common share and unit holders	$30,659	$21,795	$125,625	$84,529
Hotel acquisition costs	977	1,947	1,973	3,376
Non-cash ground rent	608	723	2,252	3,128
Amortization of Class A LTIP units	321	395	1,506	1,579
Management/franchise contract transition costs	508	254	580	558
Interest expense adjustment for above market loan	(886)	(544)	(2,790)	(1,918)
Capital lease adjustment	123	—	286	—
Non-cash amortization of acquired intangibles	258	—	648	—
Adjusted FFO available to common share and unit holders	$32,568	$24,570	$130,080	$91,252

FFO per common share - basic	$0.44	$0.35	$1.91	$1.37
FFO per common share - diluted	$0.43	$0.34	$1.89	$1.36
Adjusted FFO per common share - basic	$0.46	$0.39	$1.97	$1.47
Adjusted FFO per common share - diluted	$0.46	$0.39	$1.96	$1.47

Weighted-average number of basic common shares and units	70,374,443	63,147,593	65,883,063	61,891,308
Weighted-average number of fully diluted common shares and units	71,029,481	63,493,191	66,500,469	62,229,660

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013

Net income (loss)	$16,090	$10,980	$73,543	$43,192
Adjustments:
Interest expense	7,456	6,223	27,065	23,680
Interest expense from joint venture	2,302	2,302	9,137	8,902
Income tax expense (benefit)	1,310	1,089	3,251	1,226
Depreciation and amortization	18,810	14,823	68,324	55,570
Depreciation and amortization from joint venture	2,304	2,117	9,025	8,892
EBITDA	$48,272	$37,534	$190,345	$141,462
Hotel acquisition costs	977	1,947	1,973	3,376
Non-cash ground rent	608	723	2,252	3,128

Amortization of Class A LTIP units	321	395	1,506	1,579
Management/franchise contract transition costs	508	254	580	558
Non-cash amortization of acquired intangibles	258	—	648	—
Adjusted EBITDA	$50,944	$40,853	$197,304	$150,103

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

The Company also evaluates its performance by reviewing Adjusted EBITDA and Adjusted FFO, because it believes that adjusting EBITDA and FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDA and FFO for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDA and Adjusted FFO:

- Hotel acquisition costs: The Company excludes acquisition transaction costs expensed during the period because it believes that including these costs in EBITDA and FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Amortization of Class A LTIP units: The Company excludes the non-cash amortization of LTIP Units expensed during the period.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in EBITDA and FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for above-market loans: The Company excludes interest expense adjustment for above-market loans assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Capital lease adjustment: The Company excludes the effect of non-cash interest expense from capital leases because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.

The Company’s presentation of FFO in accordance with the NAREIT White Paper and EBITDA, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Manhattan Collection Statements of Operations
(Reflects the Company's 49% ownership interest in the Manhattan Collection)
($ in thousands)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Revenues:
Hotel operating revenues:
Room	$23,466	$22,015	$80,536	$75,209
Food and beverage	2,260	2,253	7,707	6,905
Other operating	690	691	2,706	2,560
Total revenues	26,416	24,959	90,949	84,674

Expenses:
Total hotel expenses	16,096	15,390	62,482	58,981
Depreciation and amortization	2,304	2,117	9,025	8,892
Total operating expenses	18,400	17,507	71,507	67,873
Operating income (loss)	8,016	7,452	19,442	16,801
Interest income	—	23	3	80
Interest expense	(2,302)	(2,302)	(9,138)	(8,902)
Other	(119)	(42)	(242)	(356)
Equity in earnings of joint venture	$5,595	$5,131	$10,065	$7,623

Debt:	Fixed Interest Rate	Loan Amount
Mortgage(1)	3.61%	$225,400
Cash and cash equivalents		(6,903)
Net Debt		218,497
Restricted cash		(9,773)
Net Debt less restricted cash		$208,724

(1) Does not include the Company's pro rata interest of the $50.0 million preferred capital the Company made to the joint venture, in which the Company has a 49% ownership interest.

Notes:

These operating results reflect the Company's 49% ownership interest in the Manhattan Collection. The Manhattan Collection consists of the following six hotels: Manhattan NYC, Fifty NYC, Dumont NYC, Shelburne NYC, Gardens NYC and The Benjamin. The operating results for the Manhattan Collection only include 49% of the results for the six properties to reflect the Company's 49% ownership interest in the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for informational purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Entire Portfolio
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Total Portfolio
Same-Property Occupancy	81.5%	80.7%	85.0%	83.6%
Increase/(Decrease)	1.0%		1.6%
Same-Property ADR	$237.43	$223.30	$235.33	$219.06
Increase/(Decrease)	6.3%		7.4%
Same-Property RevPAR	$193.42	$180.10	$199.98	$183.16
Increase/(Decrease)	7.4%		9.2%

Notes:

This schedule of hotel results for the three months ended December 31 includes information from all of the hotels the Company owned or had an ownership interest in as of December 31, 2014, except for the Hotel Palomar Los Angeles - Westwood, Union Station Hotel, Autograph Collection and Revere Hotel Boston Common in both 2014 and 2013.

This schedule of hotel results for the year ended December 31 includes information from all of the hotels the Company owned or had an ownership interest in as of December 31, 2014, except for the Prescott Hotel and The Nines, a Luxury Collection Hotel, Portland, for Q1 and Q2 in both 2014 and 2013; The Westin Colonnade Coral Gables for Q1, Q2 and Q3 in both 2014 and 2013; and the Hotel Palomar Los Angeles - Westwood, Union Station Hotel, Autograph Collection and Revere Hotel Boston Common for Q1, Q2, Q3 and Q4 in both 2014 and 2013.

Results for the Manhattan Collection reflect the Company's 49% ownership interest.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Wholly Owned
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Total Portfolio
Same-Property Occupancy	80.2%	79.5%	84.3%	82.9%
Increase/(Decrease)	0.8%		1.6%
Same-Property ADR	$223.73	$209.17	$227.85	$210.44
Increase/(Decrease)	7.0%		8.3%
Same-Property RevPAR	$179.42	$166.35	$191.98	$174.53
Increase/(Decrease)	7.9%		10.0%

Notes:

This schedule of hotel results for the three months ended December 31 includes information from all of the hotels the Company owned as of December 31, 2014, except for the six hotels that comprise the Manhattan Collection; and the Hotel Palomar Los Angeles - Westwood, Union Station Hotel, Autograph Collection and Revere Hotel Boston Common in both 2014 and 2013.

This schedule of hotel results for the year ended December 31 includes information from all of the hotels the Company owned as of December 31, 2014, except for the six hotels that comprise the Manhattan Collection; the Prescott Hotel and The Nines, a Luxury Collection Hotel, Portland, for Q1 and Q2 in both 2014 and 2013; The Westin Colonnade Coral Gables for Q1, Q2 and Q3 in both 2014 and 2013; and the Hotel Palomar Los Angeles - Westwood, Union Station Hotel, Autograph Collection and Revere Hotel Boston Common for Q1, Q2, Q3 and Q4 in both 2014 and 2013.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Manhattan Collection
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Total Portfolio
Same-Property Occupancy	90.5%	88.8%	89.8%	88.2%
Increase/(Decrease)	1.9%		1.8%
Same-Property ADR	$324.03	$314.90	$282.45	$274.44
Increase/(Decrease)	2.9%		2.9%
Same-Property RevPAR	$293.26	$279.57	$253.69	$242.16
Increase/(Decrease)	4.9%		4.8%

Notes:

This schedule of hotel results for the three months and year ended December 31 includes only information for the six hotels that comprise the Manhattan Collection. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Entire Portfolio
($ in thousands, except per room data)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013

Same-Property Revenues:
Rooms	$125,858	$116,810	$489,624	$445,773
Food and beverage	43,745	45,415	156,165	158,058
Other	10,995	10,546	42,662	40,499
Total hotel revenues	180,598	172,771	688,451	644,330

Same-Property Expenses:
Rooms	$32,967	$31,517	$126,919	$119,769
Food and beverage	29,730	31,883	111,530	116,957
Other direct	3,762	4,000	14,902	15,280
General and administrative	15,456	14,831	58,210	55,279
Sales and marketing	12,807	12,697	48,772	46,652
Management fees	6,325	5,762	22,000	20,712
Property operations and maintenance	5,672	5,686	21,431	20,589
Energy and utilities	4,343	4,314	17,529	16,271
Property taxes	7,628	7,281	29,894	27,676
Other fixed expenses	4,630	4,401	17,834	16,688
Total hotel expenses	123,320	122,372	469,021	455,873

Same-Property EBITDA	$57,278	$50,399	$219,430	$188,457

Same-Property EBITDA Margin	31.7%	29.2%	31.9%	29.2%

Same-Property EBITDA Per Room			$32,704	$28,128

Notes:

This schedule of hotel results for the three months ended December 31 includes information from all of the hotels the Company owned or had an ownership interest in as of December 31, 2014, except for the Hotel Palomar Los Angeles - Westwood, Union Station Hotel, Autograph Collection and Revere Hotel Boston Common in both 2014 and 2013.

This schedule of hotel results for the year ended December 31 includes information from all of the hotels the Company owned or had an ownership interest in as of December 31, 2014, except for the Prescott Hotel and The Nines, a Luxury Collection Hotel, Portland, for Q1 and Q2 in both 2014 and 2013; The Westin Colonnade Coral Gables for Q1, Q2 and Q3 in both 2014 and 2013; and the Hotel Palomar Los Angeles - Westwood, Union Station Hotel, Autograph Collection and Revere Hotel Boston Common for Q1, Q2, Q3 and Q4 in both 2014 and 2013.

Results for the Manhattan Collection reflect the Company's 49% ownership interest.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Wholly Owned
($ in thousands)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013

Same-Property Revenues:
Rooms	$102,392	$94,795	$409,089	$370,564
Food and beverage	41,485	43,162	148,458	151,153
Other	10,305	9,855	39,956	37,939
Total hotel revenues	154,182	147,812	597,503	559,656

Same-Property Expenses:
Rooms	$26,636	$25,644	$102,105	$97,050
Food and beverage	28,000	30,028	104,951	110,299
Other direct	3,662	3,885	14,492	14,812
General and administrative	13,268	12,817	49,834	47,414
Sales and marketing	11,461	11,340	43,578	41,541
Management fees	5,559	4,996	19,276	18,066
Property operations and maintenance	4,801	4,868	18,063	17,484
Energy and utilities	3,731	3,725	14,741	13,713
Property taxes	5,663	5,407	22,216	20,315
Other fixed expenses	4,441	4,272	17,281	16,198
Total hotel expenses	107,222	106,982	406,537	396,892

Same-Property EBITDA	$46,960	$40,830	$190,966	$162,764

Same-Property EBITDA Margin	30.5%	27.6%	32.0%	29.1%

Notes:

This schedule of hotel results for the three months ended December 31 includes information from all of the hotels the Company owned as of December 31, 2014, except for the six hotels that comprise the Manhattan Collection; and the Hotel Palomar Los Angeles - Westwood, Union Station Hotel, Autograph Collection and Revere Hotel Boston Common in both 2014 and 2013.

This schedule of hotel results for the year ended December 31 includes information from all of the hotels the Company owned as of December 31, 2014, except for the six hotels that comprise the Manhattan Collection; the Prescott Hotel and The Nines, a Luxury Collection Hotel, Portland, for Q1 and Q2 in both 2014 and 2013; The Westin Colonnade Coral Gables for Q1, Q2 and Q3 in both 2014 and 2013; and the Hotel Palomar Los Angeles - Westwood, Union Station Hotel, Autograph Collection and Revere Hotel Boston Common for Q1, Q2, Q3 and Q4 in both 2014 and 2013.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Manhattan Collection
($ in thousands)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Same-Property Revenues:
Rooms	$23,466	$22,015	$80,536	$75,209
Food and beverage	2,260	2,253	7,707	6,905
Other	690	691	2,705	2,560
Total hotel revenues	26,416	24,959	90,948	84,674

Same-Property Expenses:
Rooms	$6,331	$5,873	$24,814	$22,719
Food and beverage	1,730	1,855	6,578	6,658
Other direct	100	115	412	467
General and administrative	2,188	2,013	8,375	7,865
Sales and marketing	1,346	1,357	5,194	5,111
Management fees	766	766	2,724	2,647
Property operations and maintenance	871	818	3,368	3,105
Energy and utilities	611	590	2,788	2,558
Property taxes	1,965	1,874	7,678	7,361
Other fixed expenses	189	129	553	490
Total hotel expenses	16,097	15,390	62,484	58,981

Same-Property EBITDA	$10,319	$9,569	$28,464	$25,693

Same-Property EBITDA Margin	39.1%	38.3%	31.3%	30.3%

Notes:

This schedule of hotel results for the three months and year ended December 31 includes only information for the six hotels that comprise the Manhattan Collection. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

DoubleTree by Hilton Hotel Bethesda-Washington DC	X	X	X	X
Sir Francis Drake	X	X	X	X
InterContinental Buckhead Atlanta	X	X	X	X
Hotel Monaco Washington DC	X	X	X	X
The Grand Hotel Minneapolis	X	X	X	X
Skamania Lodge	X	X	X	X
Le Meridien Delfina Santa Monica	X	X	X	X
Sofitel Philadelphia	X	X	X	X
Argonaut Hotel	X	X	X	X
The Westin Gaslamp Quarter San Diego	X	X	X	X
Hotel Monaco Seattle	X	X	X	X
Mondrian Los Angeles	X	X	X	X
Viceroy Miami	X	X	X	X
W Boston	X	X	X	X
Manhattan Collection	X	X	X	X
Hotel Zetta	X	X	X	X
Hotel Vintage Seattle	X	X	X	X
Hotel Vintage Plaza Portland	X	X	X	X
W Los Angeles - Westwood	X	X	X	X
Hotel Palomar San Francisco	X	X	X	X
Embassy Suites San Diego Bay - Downtown	X	X	X	X
The Redbury Hollywood	X	X	X	X
Hotel Modera	X	X	X	X
Radisson Hotel Fisherman's Wharf	X	X	X	X
Prescott Hotel			X	X
The Nines Hotel, a Luxury Collection Hotel, Portland			X	X
The Westin Colonnade Coral Gables				X
Hotel Palomar Los Angeles - Westwood
Union Station Hotel, Autograph Collection
Revere Hotel Boston Common

Notes:

A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company’s fourth quarter Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned, or has an ownership interest in, as of December 31, 2014, except for the Hotel Palomar Los Angeles - Westwood, Union Station Hotel, Autograph Collection and Revere Hotel Boston Common. Results for the Manhattan Collection reflect the Company's 49% ownership interest. Operating statistics and financial results may include periods prior to the Company’s ownership of the hotels.

The Company’s December 31 year-to-date Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned, or has an ownership interest in, as of December 31, 2014, except for the Prescott Hotel and The Nines, a Luxury Collection Hotel, Portland, for Q1 and Q2; The Westin Colonnade Coral Gables for Q1, Q2 and Q3; and the Hotel Palomar Los Angeles - Westwood, Union Station Hotel, Autograph Collection and Revere Hotel Boston Common for Q1, Q2, Q3 and Q4. Results for the Manhattan Collection reflect the Company's 49% ownership interest. Operating statistics and financial results may include periods prior to the Company’s ownership of the hotels.

The Company's estimates and assumptions for Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin for the Company's 2015 Outlook include all of the hotels the Company owned, or has an ownership interest in, as of December 31, 2014. The operating statistics and financial results in this press release may include periods prior to the Company’s ownership of the hotels. The hotel operating estimates and assumptions for the Manhattan Collection included in the Company's 2015 Outlook only reflect the Company's 49% ownership interest in those hotels.

Pebblebrook Hotel Trust
Historical Operating Data - Entire Portfolio
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:
	First Quarter 2013	Second Quarter 2013	Third Quarter 2013	Fourth Quarter 2013	Full Year 2013

Occupancy	79%	87%	88%	81%	84%
ADR	$194	$221	$227	$222	$217
RevPAR	$154	$192	$199	$180	$181

Hotel Revenues	$161.2	$196.6	$199.5	$190.9	$748.2
Hotel EBITDA	$35.0	$62.9	$64.2	$56.1	$218.2
Hotel EBITDA Margin	21.7%	32.0%	32.2%	29.4%	29.2%

	First Quarter 2014	Second Quarter 2014	Third Quarter 2014	Fourth Quarter 2014	Full Year 2014

Occupancy	80%	88%	90%	82%	85%
ADR	$209	$238	$248	$237	$233
RevPAR	$168	$209	$222	$193	$198

Hotel Revenues	$174.0	$208.7	$218.1	$200.1	$800.9
Hotel EBITDA	$42.0	$70.3	$77.9	$63.5	$253.7
Hotel EBITDA Margin	24.1%	33.7%	35.7%	31.8%	31.7%

Notes:

These historical hotel operating results include information for all of the hotels the Company owned or had an ownership interest in as of December 31, 2014. The hotel operating results for the Manhattan Collection only include 49% of the results for the six properties to reflect the Company's 49% ownership interest in the hotels. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data - Wholly Owned
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:
	First Quarter 2013	Second Quarter 2013	Third Quarter 2013	Fourth Quarter 2013	Full Year 2013

Occupancy	78%	87%	88%	80%	83%
ADR	$192	$212	$221	$209	$209
RevPAR	$150	$183	$194	$168	$174

Hotel Revenues	$144.9	$174.4	$178.2	$165.9	$663.5
Hotel EBITDA	$33.2	$55.3	$57.5	$46.6	$192.6
Hotel EBITDA Margin	22.9%	31.7%	32.3%	28.1%	29.0%

	First Quarter 2014	Second Quarter 2014	Third Quarter 2014	Fourth Quarter 2014	Full Year 2014

Occupancy	80%	87%	89%	80%	84%
ADR	$208	$230	$242	$224	$227
RevPAR	$167	$201	$217	$181	$191

Hotel Revenues	$157.4	$184.2	$194.7	$173.7	$710.0
Hotel EBITDA	$40.7	$61.5	$69.8	$53.3	$225.3
Hotel EBITDA Margin	25.9%	33.4%	35.9%	30.7%	31.7%

Notes:

These historical hotel operating results include information for all of the hotels the Company owned as of December 31, 2014, except for the Company's 49% interest in the Manhattan Collection. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data - Manhattan Collection
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:
	First Quarter 2013	Second Quarter 2013	Third Quarter 2013	Fourth Quarter 2013	Full Year 2013

Occupancy	86%	88%	90%	89%	88%
ADR	$212	$292	$276	$315	$274
RevPAR	$183	$258	$247	$280	$242

Hotel Revenues	$16.3	$22.2	$21.2	$25.0	$84.7
Hotel EBITDA	$1.7	$7.6	$6.7	$9.6	$25.7
Hotel EBITDA Margin	10.7%	34.4%	31.8%	38.3%	30.3%

	First Quarter 2014	Second Quarter 2014	Third Quarter 2014	Fourth Quarter 2014	Full Year 2014

Occupancy	84%	92%	92%	91%	90%
ADR	$213	$298	$288	$324	$282
RevPAR	$179	$275	$266	$293	$254

Hotel Revenues	$16.6	$24.5	$23.4	$26.4	$90.9
Hotel EBITDA	$1.3	$8.8	$8.1	$10.3	$28.5
Hotel EBITDA Margin	7.7%	35.9%	34.4%	39.1%	31.3%

Notes:

These historical hotel operating results include only information for the six hotel properties that comprise the Manhattan Collection. The hotel operating results for the Manhattan Collection only include 49% of the results for the six properties to reflect the Company's 49% ownership interest in the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Hotel Same-Property Hotel EBITDA by Property
($ in millions)
(Unaudited)

	Hotel EBITDA
Hotel	2014	2013	2012	2011	2010

DoubleTree by Hilton Hotel Bethesda-Washington DC	$4.7	$4.6	$5.1	$4.7	$4.7
Sir Francis Drake	15.0	10.1	8.4	5.0	3.4
InterContinental Buckhead Atlanta	14.3	13.4	11.6	9.6	8.3
Hotel Monaco Washington DC	7.9	7.9	7.6	6.9	5.5
The Grand Hotel Minneapolis	3.8	3.4	3.4	2.4	1.5
Skamania Lodge	6.8	6.0	5.2	4.8	4.4
Le Meridien Delfina Santa Monica	9.9	8.0	6.9	6.8	5.3
Sofitel Philadelphia	7.4	6.5	6.7	6.0	4.3
Argonaut Hotel	11.8	10.2	8.5	6.5	5.2
The Westin Gaslamp Quarter San Diego	12.7	11.2	9.7	8.2	8.4
Hotel Monaco Seattle	6.2	5.2	3.4	2.9	2.2
Mondrian Los Angeles	11.0	8.2	7.4	8.9	7.9
Viceroy Miami	4.0	3.2	2.8	1.8	(0.7)
W Boston	8.1	6.2	5.8	4.4	3.8
Manhattan Collection	28.5	25.7	28.9	24.0	21.9
Hotel Zetta	5.4	2.8	N/A	N/A	N/A
Hotel Vintage Seattle	2.6	2.7	2.4	2.2	1.8
Hotel Vintage Plaza Portland	3.4	2.7	1.8	1.9	1.3
W Los Angeles - Westwood	8.9	8.7	8.0	6.9	5.6
Hotel Palomar San Francisco	6.2	4.6	3.8	3.0	1.3
Embassy Suites San Diego Bay - Downtown	9.5	8.9	8.8	8.2	7.6
The Redbury Hollywood	2.5	2.6	2.8	2.2	N/A
Hotel Modera	5.6	4.5	3.9	3.3	2.7
Radisson Hotel Fisherman's Wharf	12.1	12.1	11.2	8.7	7.3
Prescott Hotel	4.0	3.4	2.7	2.3	N/A
The Nines Hotel, a Luxury Collection Hotel, Portland	12.8	10.8	8.9	8.0	6.2
The Westin Colonnade Coral Gables	3.4	3.1	1.8	2.1	1.9
Hotel Palomar Los Angeles - Westwood	4.5	3.8	3.9	2.9	2.3
Union Station Hotel, Autograph Collection	4.2	4.0	2.9	2.1	1.8
Revere Hotel Boston Common	16.5	13.7	8.4	8.9	6.1
Total Hotel EBITDA	$253.7	$218.2	$192.7	$165.6	$132.0

Notes:
These historical Same-Property Hotel EBITDA results include information for all of the hotels the Company owned or had an ownership interest in as of December 31, 2014, except for Hotel Zetta for years ended 2010, 2011 and 2012; and The Redbury hotel and Prescott Hotel for the year ended 2010. The Same-Property Hotel EBITDA results for the Manhattan Collection include 49% of the actual results for the six properties to reflect the Company's 49% ownership interest in these hotels. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses.

The information above has not been audited and is presented only for comparison purposes.